UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
______________________
FORM 8-K
 _____________________
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): January 7, 2013
_________________________
SEARS HOLDINGS CORPORATION
(Exact name of registrant as specified in charter)

Delaware	000-51217	20-1920798
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3333 Beverly Road Hoffman Estates, Illinois		60179
(Address of principal executive offices)		(Zip code)
Registrant’s telephone number, including area code: (847) 286-2500
(Former name or former address, if changed since last report): Not Applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 7, 2013, Sears Holdings Corporation (the “Company”) announced that due to a family health matter Louis J. D'Ambrosio tendered his resignation as President and Chief Executive Officer, to take effect at the close of business on February 2, 2013, which is the end of the Company's fiscal year. The Board appointed Edward S. Lampert to serve as Chief Executive Officer of the Company effective as of that time until a successor is named. The Company also announced that Mr. D'Ambrosio will continue to serve as a member of the Board of Directors of the Company (the “Board”) until his term expires at the Company's 2013 annual meeting of stockholders, which the Company expects will be held in May 2013 (the “2013 Meeting”). Mr. D'Ambrosio will not stand for reelection at the 2013 Meeting.

A copy of the Company's press release announcing these events is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Mr. Lampert, 50, who is currently and will continue to serve as Chairman of the Board, is also the Chairman and Chief Executive Officer of ESL Investments, Inc., which he founded in April 1988.

The Company has not yet determined the compensatory arrangements for Mr. Lampert in connection with his appointment as Chief Executive Officer. The terms of such compensatory arrangements, once finalized, will be described in a subsequent Current Report on Form 8-K.

Mr. D'Ambrosio entered into a letter agreement with the Company, dated January 7, 2013, regarding his resignation (the “Letter Agreement”). Pursuant to the Letter Agreement, Mr. D'Ambrosio will assist with the Company's leadership transition through February 28, 2013. His sole compensation for the period from February 3, 2013 through February 28, 2013 will be $25,000, and he will continue to be eligible for employee benefits generally made available to all of the Company's employees. Mr. D'Ambrosio's awards under the Company's equity incentive plans will continue to vest in accordance with their terms through February 28, 2013.

The Letter Agreement provides that for purposes of Mr. D'Ambrosio's employment offer letter with the Company dated as of February 23, 2011, his Executive Severance Agreement with the Company dated as of February 23, 2011, all Company equity awards held by him, and each and every other plan, agreement, policy or arrangement of the Company and any of its affiliates (collectively, “Employment Arrangements”) that includes the concept of resignation with “good reason” or a similar term of like meaning, the cessation of his employment with the Company is a voluntary resignation without “good reason,” or such similar term. The Letter Agreement further provides that Mr. D'Ambrosio waives his right to resign from the Company for “good reason,” or a similar term of like meaning, for purposes of any Employment Arrangement, effective from and after February 2, 2013.

A copy of the Letter Agreement is attached hereto as Exhibit 10.1 and is incorporated herein by this reference. The foregoing description of the terms of the Letter Agreement is qualified in its entirety by reference to the full text of the Letter Agreement.

Item 8.01	Other Events.
On January 7, 2013, Sears Holdings Corporation issued a press release regarding its performance, financial position and progress against the Company's strategic priorities for the nine-week period ended December 29, 2102. The press release is attached hereto as Exhibit 99.2.

Item 9.01	Financial Statements and Exhibits.
(d) Exhibits
10.1 Letter Agreement between Registrant and Louis J. D'Ambrosio dated January 7, 2013.
99.1 Press release dated January 7, 2013.
99.2 Press release dated January 7, 2013.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SEARS HOLDINGS CORPORATION

By: /s/ Robert A. Riecker

Robert A. Riecker
Vice President, Controller and Chief
Accounting Officer

Date: January 7, 2013

Exhibit Index

10.1	Letter Agreement between Registrant and Louis J. D'Ambrosio dated January 7, 2013.
99.1	Press release dated January 7, 2013.
99.2	Press release dated January 7, 2013.

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